As filed with the Securities and Exchange Commission on November 25, 1997
                                       Registration No. 333-
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549
                  --------------------------

                            FORM S-8
                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933
                  ---------------------------

                     SOBIESKI BANCORP, INC.
      (Exact name of registrant as specified in its charter)

       Delaware                            35-1942803
(State or other jurisdiction of   (I.R.S. Employer Identification
incorporation or organization)     No.)

2930 West Cleveland Road, South Bend, Indiana       46628
(Address of principal executive offices)         (Zip Code)

                     SOBIESKI BANCORP, INC.
             1995 STOCK OPTION AND INCENTIVE PLAN
                    (Full title of the plan)

                    Robert L. Freedman, P.C.
                     Craig M. Scheer, Esq.
                Silver, Freedman & Taff, L.L.P.
    (a limited liability partnership including professional
                       corporations)
                    7th Floor - East Tower
                   1100 New York Avenue, NW
                     Washington, DC  20005
            (Name and address of agent for service)

                       (202) 414-6100
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

=====================================================================
==========
Title of                    Proposed maximum Proposed maximum
securities to Amount to be  offering price   aggregate       Amount of
be registered registered(1)  per share          offering price (2)registrationfee(2)

Common Stock,
par value $.01
per share     96,600 shares (2)              $1,495,290      $454
=====================================================================
==========

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. The proposed maximum offering price per share represents the weighted average of the (i) weighted average exercise price per share, with respect to shares subject to outstanding options that were granted at fair market value, and (ii) average of the closing bid and ask price per share of that class on the Nasdaq Stock
      Market on November 21, 1997, with respect to shares that are not subject to outstanding options.

                              PART I
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Sobieski Bancorp, Inc. 1995 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                              PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.     Incorporation of Certain Documents by Reference.
            -----------------------------------------------

     The following documents previously or concurrently filed by Sobieski Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration
Statement:

(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (File No. 0-25518) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-25518) filed on February 7, 1995 and all amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Marsha Nafrady, Secretary, Sobieski Bancorp, Inc., 2930 West Cleveland Road, South Bend, Indiana 46628, telephone number (219) 271-8300.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.
          -------------------------
     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------
     Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith,
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceeding upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------
     Not Applicable.

Item 8.   Exhibits.
          --------

 Regulation
    S-B                                                   Reference to Prior
  Exhibit                                                  Filing or Exhibit
   Number                     Document                  Number Attached Hereto


    4.1         Specimen form of common stock                 *
                certificate of Sobieski Bancorp, Inc.

    4.2         Certificate of Incorporation                  *
                of Sobieski Bancorp, Inc.

    4.3         Bylaws of Sobieski Bancorp, Inc.              *


    5           Opinion of Silver, Freedman           Attached as Exhibit 5
                & Taff, L.L.P.

   23.1         Consent of Silver, Freedman           Contained in Exhibit 5
                & Taff, L.L.P.

   23.2         Consent of Cooper's & Lybrand LLP     Attached as Exhibit 23.2

   24           Power of Attorney                     Contained on Signature
                                                      Page

   99           Sobieski Bancorp, Inc. 1995 Stock     Attached as Exhibit 99
                Option and Incentive Plan


* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-88078) filed with the Commission on December 30, 1994 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-B.

Item 9.   Undertakings.
          ------------

(a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South Bend, State of Indiana, on November 25, 1997.

                             SOBIESKI BANCORP, INC.





                          By:/s/ Thomas F. Gruber
                              THOMAS F. GRUBER, President and Chief
                              Executive Officer (Duly Authorized
                              Representative)





                          POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas F. Gruber, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ Thomas F. Gruber               /s/ Leonard J. Dobosiewicz
THOMAS F. GRUBER                   LEONARD J.  DOBOSIEWICZ
President, Chief Executive         Director
 Officer and Director
(Principal Executive Officer)


Date: November 25, 1997           Date: November 25, 1997



/s/ George J. Aranowski            /s/ Joseph F. Nagy
GEORGE J. ARANOWSKI                JOSEPH F. NAGY
                                   Director


Date: November 25, 1997            Date: November 25, 1997




/s/ Joseph A. Gorny                /s/ Robert J. Urbanski
JOSEPH A. GORNY                    ROBERT J. URBANSKI
Director                           Director


Date: November 25, 1997            Date: November 25, 1997



/s/ Arthur Skale
ARTHUR SKALE
Chief Financial Officer
(Principal Financial and
 Accounting Officer)


Date: November 25, 1997

                            II-6